Sprint Corporation
                   Sprint Capital Corporation

                 $2,000,000,000 Medium-Term Notes
           Due Nine Months or More from Date of Issue

                    Selling Agency Agreement

                                                 October 29, 1999
                                               New York, New York



Lehman Brothers Inc.
3 World Financial Center
New York, N.Y. 10285

Credit Suisse First Boston
Corporation
11 Madison Avenue
New York, NY  10010

J.P. Morgan Securities Inc.
60 Wall Street
New York, NY  10260

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY  10013

Dear Sirs:

     Each of Sprint Corporation, a Kansas corporation ("Sprint"), and Sprint Capital Corporation, a Delaware Corporation ("Sprint Capital", and together with Sprint, the "Issuers" and each an "Issuer"), confirms its agreement with each of you with respect to the issue and sale of Medium-Term Notes, Due Nine Months or More from Date of Issue (the "Notes"). The aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of Notes which the Issuers may issue and sell at any time shall not exceed
U.S. $2,000,000,000, less the aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of all Notes of both Issuers issued and sold immediately prior thereto. All Notes of Sprint
Capital will be fully and unconditionally guaranteed (the
"Guaranties") as to payment of principal and any premium or interest by Sprint, and all references herein to the "Guarantor" shall only refer to Sprint acting in such capacity and only be applicable with respect to Notes of Sprint Capital (or particular series thereof which are sold pursuant to the terms of this Agreement). All Notes and any Guaranties thereof will be issued under an indenture dated as of October 1, 1998 (as the same may be amended or supplemented from time to time, the "Sprint
Indenture") between Sprint and Bank One, N.A., as trustee (the
"Sprint Trustee"), or under an indenture dated as of October 1, 1998 (as the same may be amended or supplemented from time to time, the "Sprint Capital Indenture" and, together with the Sprint Indenture, the "Indentures" and each an "Indenture") among Sprint, Sprint Capital and Bank One, N.A., as trustee (the
"Sprint Capital Trustee", and together with the Sprint Trustee, the "Trustees" and each a "Trustee"). Unless otherwise specified in the applicable pricing supplement, the Notes will be issued in minimum denominations of U.S. $1,000 and any amount in excess thereof that is an integral multiple thereof (or in such other denominations in such other currencies as shall be provided in a supplement to the Prospectus referred to below), will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture under which the Notes will be issued and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement).
The Procedures may only be amended by written agreement of the Issuers, the Guarantor and you after notice to, and with the approval of, the Trustees. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the relevant Issuer pursuant to
Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

     1. Representations and Warranties. Each of the Issuers represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

     (a) Each of the Issuers and the Guarantor meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") with respect to the Registration Statement and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File
Numbers: 333-83577 and 333-83577-01) (together, the "Registration Statement") including a basic prospectus, which has become effective, for the registration under the Act of U.S. $4,000,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of debt securities (the "Securities"). The Registration Statement meets the requirements set forth in Rule 415(a)(l)(ix) or (x) under the Act and complies in all other material respects with said Rule. Each of the Issuers and the Guarantor has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes, the Issuers and the Guarantor propose to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

     (b) As of the Execution Time, on each applicable Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)), at the date of acceptance by the Issuer, and if applicable, the Guarantor, of an offer to purchase any Notes and at the date of delivery by the Issuer, and if applicable, the Guarantor, of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indentures will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers or the Guarantor by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

     (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Issuer, and if applicable, the Guarantor, in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and any Guaranties relating to such Notes will have been duly authorized, executed and delivered and, when such Notes are issued and delivered against payment therefor by the purchasers thereof, will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

     (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that each Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the initial Effective Date. "FON Group" shall have the meaning assigned to the Sprint FON Group in the Articles of Incorporation of Sprint. "PCS Group" shall have the meaning assigned thereto in the Articles of Incorporation of Sprint. "Prospectus" shall mean the Basic Prospectus and the Prospectus Supplement (including any supplement thereto). "Material Adverse Effect" shall mean a material adverse effect on
(i) the condition (financial or otherwise), prospects, earnings, business or properties of Sprint and its subsidiaries, taken as a whole or (ii) Sprint's ability to perform the transactions contemplated by this Agreement. "Material Subsidiary" shall mean Sprint Capital and any other subsidiary of Sprint that is a "significant subsidiary" of Sprint within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, substituting five percent for 10 percent in the conditions specified therein and substituting "proportionate share of the total net revenue (after intercompany eliminations)" for "equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" and "such revenue" for "such income" in clause (3) of such definition. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. "Sprint Spectrum" shall mean, collectively, Sprint Spectrum Holding Company, L.P., MinorCo L.P., PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P. and their respective subsidiaries, provided, that for the period from and after January 1, 1999, Sprint Spectrum shall also include SprintCom, Inc. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms

"amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     2.   Appointment of Agents; Solicitation by the Agents of
Offers to Purchase; Sales of Notes to a Purchaser.

     (a) Subject to the terms and conditions set forth herein, each of the Issuers and Guarantor hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from each such Issuer.

     On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of each of the Issuers and Guarantor, to use its reasonable best efforts to solicit offers to purchase the Notes from each such Issuer upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

     Each of the Issuers and Guarantor reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes of such Issuer. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase Notes from such Issuer until such time as such Issuer or the Guarantor has advised them that such solicitation may be resumed.

     Each of the Issuers agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the relevant Issuer as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the relevant Issuer. Such commission shall be payable as specified in the Procedures.

     Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for any Issuer at such time and in such amounts as such Agent deems advisable. Any Issuer and the Guarantor may from time to time offer Notes and any Guaranties relating thereto for sale otherwise than through an Agent. None of the Issuers and the Guarantor shall appoint any agent to solicit offers to purchase Notes or any Guaranties relating thereto without entering into an agreement with such agent which is substantially similar to this Agreement and, in the case of an appointment of any agent to solicit offers to purchase Notes or any Guaranties relating thereto for the duration of this Agreement, without giving each of the Agents prompt notice thereof.

     (b) Subject to the terms and conditions stated herein, whenever the Issuer and one of you determine that the Issuer shall sell Notes directly to you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale among the Issuer, and if applicable, the Guarantor and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement". The Purchaser's commitment to purchase Notes of the Issuer pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Issuers herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement (i) shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Issuer for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor and the method of payment, and (ii) may also describe (whether orally or in writing) any requirements for the delivery of opinions of counsel, certificates from Sprint or its officers, or a letter from Sprint's independent public accountants, as described in Section 6(b), the period of time referred to in
Section 4(m) (if applicable), and any other terms and conditions.

     Delivery of the certificates for Notes of the Issuer sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the relevant Issuer in the net amount due to the Company for such Notes, by the method and in the form set forth in the Procedures unless otherwise agreed to among the Issuer, and if applicable, the Guarantor and the Purchaser in such Terms Agreement.

     Unless otherwise agreed to among the Issuer, and if applicable, the Guarantor and the Purchaser in a Terms Agreement, any Note of the Company sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or if set forth in the applicable Terms Agreement and the applicable supplement to the Prospectus, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

     3. Offering and Sale of Notes. Each Agent, the Issuers and the Guarantor agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

     4. Agreements. Each of the Issuers and the Guarantor agrees with you that:

     (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser thereof), the Issuers will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic and current reports and other documents filed under the Exchange Act,
(ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless they have furnished to each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Issuers and the Guarantor will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Issuers and the Guarantor will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment of the Registration Statement shall have been filed or become effective (except, in the case of clauses (i) and (ii) of this sentence, for (x) periodic and current reports and other documents filed under the Exchange Act, (y) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes, in respect of which you shall not be acting as Agent or Purchaser or
(z) a supplement relating to an offering of Securities other than the Notes of any of the Issuers), (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
(v) of the receipt of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Each of the Issuers and the Guarantor will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact relating to the Issuer or the Guarantor or omit to state any material fact necessary to make the statements relating to the Issuer or the Guarantor therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Issuer and the Guarantor promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Issuer or the Guarantor, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this
Section 4 in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

     (c) Sprint, during the period when a prospectus relating to Notes of either Issuer is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a) or 13(c) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which Sprint makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which Sprint proposes to describe, in a document filed pursuant to the Exchange Act, Sprint will furnish to each of you the information contained or to be contained in such announcement. Sprint also will furnish to each of you copies of all other material press releases or announcements made by Sprint to the general public affecting any of the Notes. Sprint will immediately notify each of you of any downgrading in the rating of its Notes or any of its other debt securities, or any proposal to downgrade the rating of its Notes or any of its other debt securities, by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation, as soon as Sprint learns of any such downgrading or proposal to downgrade.

     (d) As soon as practicable, Sprint will make generally available to its security holders and to each of you an earnings statement or statements of Sprint and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (e) Sprint will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

     (f) The Issuer and the Guarantor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, and will maintain such qualifications in effect so long as required for the distribution of the Notes.

     (g) The Issuers and the Guarantor shall furnish to each of you such information, documents, certificates of directors or officers of the Issuers and the Guarantor and opinions of counsel for the Issuers and the Guarantor relating to the business, operations and affairs of the Issuers and the Guarantor, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indentures, the Notes, this Agreement, the Procedures and the performance by the Issuers, the Guarantor and you of their and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

     (h) Unless otherwise agreed as between the Issuers and the Guarantor and any of you, each of the Issuers and the Guarantor, jointly and severally, shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of their obligations under this Agreement, including the fees and disbursements of their accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indentures, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustees and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket marketing expenses (including without limitation advertising expenses, but only with respect to advertising which has been approved, in advance, by the Issuers and the Guarantor) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

     (i) Each acceptance by the Issuer, and if applicable, the Guarantor of an offer to purchase Notes of the Issuer will be deemed to be an affirmation that the representations and warranties of the Issuers and the Guarantor contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Issuer, and if applicable, the Guarantor of an offer for the purchase of such Notes shall be deemed to constitute an additional representation, warranty and agreement by the Issuers and the Guarantor that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by any of the Issuers on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by all of the Issuers will not exceed the amount of Securities registered pursuant to the Registration Statement.

     (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any particular Notes sold pursuant hereto or (iii) relating to any filing under the Exchange Act (except quarterly reports on Form 10-Q and annual reports on Form 10-K filed thereunder), unless in the case of clause (iii) above, in the reasonable judgment of any of you, as evidenced by your written notice to the Issuers and the Guarantor, such filing is of such a nature that such a certificate should be delivered), Sprint will deliver or cause to be delivered promptly to each of you a certificate of Sprint, signed by its Chairman of the Board or a Vice President with knowledge of the matters set forth in the certificate and its principal financial or accounting officer, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of Sprint were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

     (k) Each time that any Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) relating to any filing under the Exchange Act (except annual reports on Form 10-K filed thereunder, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such filing is of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Issuers and the Guarantor satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the opinion referred to in
Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

     (l) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates or issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) relating to any filing under the Exchange Act (except quarterly reports on Form 10-Q and annual reports on Form 10-K filed thereunder), unless in the case of clause (iii) above, in the reasonable judgment of any of you, as evidenced by your written notice to the Issuer and the Guarantor, such filing is of such a nature that such a letter should be furnished) to include or incorporate amended or supplemental financial information, the Company and the Guarantor shall cause their independent certified public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor and scope as the letters referred to in Section 5(e) and (f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letters.

     (m) During the period from the date of any Terms Agreement to the Closing Date with respect to such Terms Agreement or such other period as may be agreed to by the Issuer, and if applicable, the Guarantor, and the Purchaser thereunder, the Issuer, and if applicable, the Guarantor shall not, without the prior consent of such Purchaser, issue or announce the proposed issuance of any of its debt securities, including Notes of the relevant Issuer, and if applicable, the Guarantor (other than the Notes that are to be sold pursuant to such Terms Agreement), with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

     5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes of the Issuers and the Guarantor shall be subject to the accuracy, in all material respects, of the representations and warranties on the part of the Issuers and the Guarantor contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, at the date of acceptance by the Issuer, and if applicable, the Guarantor of an offer to purchase any Notes and as of each Closing Date, to the accuracy, in all material respects, of the statements of the Issuers and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Issuers and the Guarantor, in all material respects, of their respective obligations hereunder and to the following additional conditions:

     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Issuers and the Guarantor shall have furnished to each Agent the opinion of the in-house counsel for Sprint, dated the Execution Time, to the effect that:

          (i) Each of Sprint and its Material Subsidiaries has been duly incorporated and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, does not have a Material Adverse Effect;

          (ii) all the outstanding shares of capital stock or ownership interests of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth or incorporated by reference in the Prospectus, all outstanding shares of capital stock or ownership interests of the Material Subsidiaries are owned by Sprint either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

          (iii) the Notes conform in all material respects to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the last sentence of Section 1(a) of this Agreement);

          (iv) (A) the Sprint Indenture has been duly authorized, executed and delivered by Sprint, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the trustee constitutes a legal, valid and binding instrument enforceable against Sprint in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Notes of Sprint have been duly authorized by Sprint and when executed and authenticated in accordance with the provisions of the Sprint Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of Sprint entitled to the benefits of the Sprint Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium on other laws affecting creditors' rights generally from time to time in effect and to general principles of equity) and (B) the Sprint Capital Indenture has been duly authorized, executed and delivered by the Issuers and the Guarantor, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against Sprint Capital and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Notes of Sprint Capital have been duly authorized, and when executed and authenticated in accordance with the provisions of the Sprint Capital Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of Sprint Capital entitled to the benefits of the Sprint Capital Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity);

          (v) the Guaranties have been duly authorized and when executed and delivered by the Guarantor and when the related Notes have been paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity);

          (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Sprint or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus or incorporated by reference therein, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required or incorporated by reference therein; and the statements included or incorporated by reference in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Issuers and the Guarantor fairly summarize such matters in all material respects;

          (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial and statistical information contained thereon or incorporated by reference thereon and the Form T-1 Statement of eligibility and qualification filed as an Exhibit to the Registration Statement, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Effective Date or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as supplemented, at its date or at the Execution Time includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (viii) this Agreement has been duly authorized, executed and delivered by each of the Issuers;

          (ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required pursuant to the undertaking in the last paragraph of Item 17 of the Registration Statement and under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

          (x) the execution and delivery of the Indentures by the Issuers and the Guarantor (assuming due execution and delivery by the trustee), the execution and delivery of the Guaranties by the Guarantor, the issue and sale of the Notes, and the consummation of all other transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, will not result in a breach of, and will not constitute a default under, (1) the charter or by-laws of the Issuers, (2) the terms of any indenture or other agreement or instrument known to such counsel and to which either of the Issuers or any of their subsidiaries is a party or bound, or (3) any order or regulation known to such counsel to be generally applicable to either of the Issuers, or any of their subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over either issuer, or any of such subsidiaries except, as to (2) and (3), for such conflicts, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect; and

          (xi) no holders of securities of either of the Issuers have rights to the registration of such securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, the Delaware General Corporation Law or the laws of the State of Kansas, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Issuers, the Guarantor, any of their subsidiaries and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

     (c) Each Agent shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indentures, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Issuers and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) Sprint shall have furnished to each Agent a certificate of Sprint, signed by the Chairman of the Board, the President or a Vice President with knowledge of the matters set forth in the certificate and the principal financial or accounting officer of Sprint, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

          (i) the representations and warranties of the Issuers and the Guarantor in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Issuers and the Guarantor have in all material respects complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Issuers' knowledge, threatened; and

          (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of Sprint and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

     (e) At the Execution Time, Ernst & Young LLP shall have furnished each Agent a letter or letters (which may refer to letters previously delivered to one or more of the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent auditors with respect to Sprint and its subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the most recent unaudited interim financial information of Sprint, the FON Group and the PCS Group included or incorporated by reference in the Registration Statement and Prospectus, if any, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in
Schedule I hereto, that:

          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by Sprint, the FON Group and the PCS Group; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the most recent unaudited interim financial information of Sprint, the FON Group and the PCS Group included or incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of Sprint and its subsidiaries (as defined in the introductory paragraph of this Agreement); inquiries of certain officials of Sprint who have responsibility for financial and accounting matters of Sprint and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; and a reading of the letter from Deloitte & Touche LLP, independent auditors with respect to Sprint Spectrum for the period up to March 31, 1999, to the Agents, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements of Sprint, the FON Group or the PCS Group incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus;

               (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, there were, at a specified date not more than five days prior to the date of the letter, any changes in the long-term debt or capital stock or decreases in the stockholders' equity of Sprint, or any changes in the long-term debt or decreases in the group equity of FON Group or the PCS Group, as compared with the amounts shown on the date of the most recent financial statements (other than capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements (other than capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, to such specified date there were, as compared with the corresponding period in the preceding year, any decreases in net operating revenues or increases in operating loss, loss from continuing operations, net loss, or equity in loss of Global One, of Sprint, any decreases in net operating revenues, operating income, income from continuing operations or net income, or any increases in equity in loss of Global One, of the FON Group, or any decreases in net operating revenues or increases in operating loss or net loss of the PCS Group, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Sprint as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

               (3) the information for Sprint, the FON Group or the PCS Group included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and
          Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Sprint and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 incorporated by reference in the Registration Statement, including the information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operation" included or incorporated by Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of Sprint and its subsidiaries, excluding any questions of legal interpretation; and

          (iv) on the basis of a reading of the unaudited pro forma financial statements of Sprint, the PCS Group and/or the FON Group included or incorporated by reference in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of Sprint and its subsidiaries who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

     (f) At the Execution Time, Deloitte & Touche LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to one or more of the Agents), in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of Sprint Spectrum for the three-month period ended March 31, 1999, and at March 31, 1999, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in
Schedule I hereto, that:

          (i) in their opinion the audited financial statements and financial statement schedules included in or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by Sprint Spectrum; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information of Sprint Spectrum for the three-month period ended March 31, 1999 and at March 31, 1999; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners and committees of Sprint Spectrum; and inquiries of certain officials of Sprint Spectrum who have responsibility for financial and accounting matters, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements of Sprint Spectrum included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; or

               (2) the information included or incorporated by reference in the Registration Statement and Prospectus for Sprint Spectrum in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature for Sprint Spectrum (which is limited to accounting, financial or statistical information derived from the general accounting records of Sprint Spectrum as of and for the year ended December 31, 1998) set forth in the Registration Statement and the Prospectus, including the information included or incorporated by reference in the Proxy Statement, which is incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of Sprint Spectrum as of and for the year ended December 31, 1998, excluding any questions of legal interpretation.

          References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

     (g) Prior to the Execution Time, the Issuers and the Guarantor shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by one or more of the Agents. Notice of such cancelation shall be given to the Issuers and the Guarantor in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at 825 Eighth Avenue, New York, New York, on the date hereof.

     6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Issuers herein as of the date of the agreement by the Purchaser to purchase such Notes and as of the Closing Date for such Notes, to the performance and observance by the Issuers and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed including the provisions of Section 5 hereof and to the following additional conditions precedent:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) To the extent agreed to in writing between the Issuer and, if applicable, the Guarantor and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of Sprint, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of in-house counsel for Sprint, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of

Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c),
(iv) letter of Ernst & Young, independent accountants for the Issuers and the Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(e) and (v) the letter of Deloitte & Touche LLP, dated as of the Closing Date, to the effect set forth in 5(f).

     (c) Prior to the Closing Date, the Issuer and the Guarantor shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Issuer and the Guarantor in writing or by telephone or telegraph confirmed in writing.

     7. Right of Person Who Agreed to Purchase to Refuse to Purchase. Each of the Issuers and the Guarantor agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either
(a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied, (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Issuer and its subsidiaries, or the Guarantor and its subsidiaries, in each case, taken as whole, shall have occurred the effect of which is, in the reasonable judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical to proceed with the delivery of such Note on the terms and in the manner contemplated in the Prospectus as amended or supplemented, (c) subsequent to the agreement to purchase such Note, there shall have been a decrease in the rating of any of the debt securities of the Issuer or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or a notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, or (d) any condition set forth in Section 9(b) shall not be satisfied (any judgment to be exercised by such Agent).

     8. Indemnification and Contribution. (a) Each of the Issuers agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers or the Guarantor by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Issuers and the Guarantor may otherwise have.

     (b) Each of you agrees to indemnify and hold harmless each of the Issuers and the Guarantor, each of their directors and officers and each person who controls the Issuers or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers and the Guarantor to you, but only with reference to written information furnished to the Issuers or the Guarantor by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. Each of the Issuers and the Guarantor acknowledges that the statements set forth in the second sentence of the eighth paragraph of text and the ninth paragraph of text under the heading "Plan of Distribution", of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct. If there is more than one Agent hereunder, each of the Issuers and the Guarantor acknowledges that such Agent's agreement under this paragraph (b) of this Section 8 is several and not joint.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuers and the Guarantor and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuers and the Guarantor, on the one hand, and any of you, on the other, may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Issuers or the Guarantor is responsible for the balance; provided, however, in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Issuers or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of each of the Issuers and the Guarantor and each director of each of the Issuers and the Guarantor shall have the same rights to contribution as the Issuers and the Guarantor, subject in each case to clause (z) of this paragraph (d).

     9.   Termination.   (a)  This Agreement will continue in
effect until terminated as provided in this Section 9. This Agreement may be terminated by any of the Issuers (but only as to itself) as to any of you, or by any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Issuers and the Guarantor, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(d), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement but in any event shall terminate on the Closing Date for purchase of such Note (except as set forth in Section 10 hereof). If, at the time of termination of this Agreement, any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until the earlier of (i) the date such Notes are sold by the Purchaser and
(ii) the date nine months from the date of termination of this Agreement.

     (b) Each Terms Agreement (oral or written) shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Issuer and if applicable, the

Guarantor prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Purchaser, impracticable to market such Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Guarantor or their respective officers or directors and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Issuers, the Guarantor or any of their respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(d), 4(h) and 8 hereof shall survive the termination or cancelation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered, telecopied or telegraphed and confirmed to such of you, at the address specified in Schedule II hereto; or, if sent to the Issuers or the Guarantor will be mailed, delivered, telecopied or telegraphed to Sprint (fax no. 913-624-2256) and confirmed to it at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, attention of the Legal Department.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder except as provided in Section 7 hereof.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York, and any successor statute or statutes).

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                              Very truly yours,

SPRINT CAPITAL CORPORATION,
   as an Issuer



By: __________________________
   Title:  Vice President


SPRINT CORPORATION,
   as an Issuer and the Guarantor



By: __________________________   By: __________________________
   Title: Vice President             Title: Assistant Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.


LEHMAN BROTHERS INC.


By:
   Title:



CREDIT SUISSE FIRST BOSTON
CORPORATION


By:________________________
   Title:


J.P. MORGAN SECURITIES INC.


By:________________________
   Title:


SALOMON SMITH BARNEY INC.


By:_________________________
   Title:

                                                       SCHEDULE I


Commissions:

          Each Issuer agrees to pay each Agent, unless otherwise greed by the Issuer and such Agent, a commission equal to the following percentage of the principal amount of each Note of the Issuer sold by such Agent:


             Terms                      Commission Rate

From 9 months to less than 1 year             .125%

From 1 year to less than 18 months            .150%

From 18 months to less than 2 years           .200%

From 2 years to less than 3 years             .250%

From 3 years to less than 4 years             .350%

From 4 years to less than 5 years             .450%

From 5 years to less than 6 years             .500%

From 6 years to less than 7 years             .550%

From 7 years to less than 10 years            .600%

From 10 years to less than 15 years           .625%

From 15 years to less than 20 years           .700%

From 20 years to and including 30 years       .750%

Over 30 years                     To be negotiated at the time
                                            of sale

                                                      SCHEDULE II


Address for Notice to Agent:

   Notices to Credit Suisse First Boston Corporation shall be directed to them at 11 Madison Avenue, New York, NY 10010,
Attention of Short and medium-Term Finance, Telephone (212) 325-
7198, Fax (212) 325-8183.

   Notices to Lehman Brothers Inc. shall be directed to them at 3 World Financial Center, 12th Floor, New York, New York 10285,
Attention of Medium-Term Note Origination, Telephone (212) 526-
8400, Fax (212) 526-7007.

   Notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, Third Floor, New York, New York 10260,
Attention of MTN Trading Desk, Fax (212) 648-5909.

   Notices to Salomon Smith Barney Inc. shall be directed to it at 388 Greenwich Street, New York, New York 10013, Attention of the Medium-Term Note Department.